UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO		80020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Section 3 — Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on that certain Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 16, 2018, on April 11, 2018, ARCA biopharma, Inc. (“ARCA”) received a notice (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”) indicating that ARCA’s common stock (the “Common Stock”) did not meet the continued listing requirement as set forth in NASDAQ Rule 5550(a)(2) based on the closing bid price of the Common Stock for the preceding 30 business days. The minimum closing bid price required to maintain continued listing on The Nasdaq Capital Market is $1.00 per share.

Under NASDAQ Rule 5810(c)(3)(A), ARCA received a 180 calendar day grace period from the date of the Notice to regain compliance by meeting the continued listing standard of a minimum closing bid price of at least $1.00 per share for 10 consecutive business days during the 180 calendar day grace period ending on October 8, 2018.  During the grace period ARCA was unable to regain compliance with the minimum bid price standard.

In accordance with NASDAQ rule 5810(c)(3)(A), in addition to such initial grace period, ARCA could be afforded an additional 180 calendar day compliance period, provided that on the 180th day of the initial grace period ARCA (i) met the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the bid price requirement) based on ARCA’s most recent public filings and market information and (ii) notified NASDAQ of its intent to cure the minimum bid price deficiency.  Prior to expiration of the initial grace period, ARCA requested an additional 180 day compliance period and notified NASDAQ of its compliance with the stated listing standards and its intent to cure the minimum bid price deficiency through a reverse stock split, if necessary.  On October 9, 2018, ARCA received a written notification from NASDAQ granting an additional 180 calendar day period, which expires on April 8, 2019, to regain compliance with the minimum bid price requirement described above.    This second 180 day period relates exclusively to the bid price deficiency and ARCA could be delisted during the 180 day period for failure to maintain compliance with any other listing requirements that occurs during the 180 day period.

There can be no assurance that ARCA will be successful in regaining full compliance with the NASDAQ listing standards or maintaining its listing of the Common Stock on The Nasdaq Capital Market. This could impair the liquidity and market price of the Common Stock. In addition, the delisting of the Common Stock from a national exchange could materially adversely affect the ARCA’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect ARCA’s ability to raise capital on terms acceptable to ARCA, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2018

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ Brian L. Selby
		Name:	Brian L. Selby
		Title:	Vice President, Finance and Chief Accounting Officer